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                                                                 EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Syms Corp on Form S-8 of our report dated April 10, 2000, appearing in the Annual Report on Form 10-K of Syms Corp for the year ended February 26, 2000.


/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
August 22, 2000